UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.
                         Date of Report: April 17, 2007
                        (Date of earliest event reported)

                            Total Luxury Group, Inc.
             (Exact name of registrant as specified in its charter)

           Indiana                    000-28497                  35-1504940
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

            11900 Biscayne Blvd Suite#620 Miami, Fla.        33181
          (Address of principal executive offices)        (Zip Code)

                                  305.892.6744
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

Berkovits, Lago & Company LLP ("BLC") resigned as Total Luxury Group, Inc.'s (the "Company") principal accountants on April 18, 2007 because we filed our 10-KSB for the year ended December 31, 2006 without BLC's final approval and consent. On April 18, 2007, BLC notified the SEC Center for Complaints and Enforcement of their resignation.

On May 18, 2007 the Company provided a draft copy of this report on Form 8-K to BLC, requesting their comments on the information contained therein. The responsive letter from BLC is herewith filed as an exhibit to this current report on Form 8-K.

On May 14, 2007, the Company engaged Baum & Company , P.A. ("Baum"), as its principal independent registered public accounting firm. Prior to engaging Baum,, the Company did not consult with them regarding either:

     1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered in the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Baum & Company , P.A., concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

     2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.



Item 4.02, Non-Reliance on Previously Issued Financial Statements

In September of 2006, subsequent to our changing independent auditors to BLC without any disagreements, our predecessor independent auditors, Schwartz Levitzky and Feldman ("SLF"), received a notice from a New Jersey law firm notifying them of a judgment of $519,000 plus accrued interest levied against Total Entertainment, Inc. a former wholly owned subsidiary of Total Luxury Group, Inc. that was sold in April 2002 to Summerhill Gaming PLC. In our 10KSB filed for the year ended December 31, 2006, the original judgment with accrued interest was included in the financials, however the financials were filed without the approval of BLC and therefore cannot be relied upon. The sale of Total Entertainment, Inc., included all liabilities, which led Management of Total Luxury Group, Inc. to believe that the judgment had no bearing on its predecessor parent company. Nevertheless, SLF requested that the judgment be included in the audited financial statements. SLF withdrew their consent from the filing of the December 31, 2004 and December 31, 2005 audited financial statements by notifying the Company in a letter that required management to meet specific objectives and provide certain disclosures or SLF would withdraw their consent to include their financials in the two reports. It was the opinion of Management that an actual or formal withdrawal was not effectuated, and therefore, the Company did not file the event on a Form 8-K.


We will be restating and amending the Company's financial statements for the years ended December 31, 2004 and 2005. Our10-KSB filing for the year ended December 31, 2006 cannot be relied upon as the financials were not approved by BLC, nor did BLC provide its consent to include the financials in that report. The Company will be filing an amendment with the financials audited by Baum.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXHIBITS INDEX:

16.1     Letter on Change of Certifying  Accountant
99.1     Berkovits, Lago & Company LLP  letter to SEC Enforcement


Dated: May 2007                                         TOTAL LUXURY GROUP, INC.

                                                        By: /s/Sandy Masselli